Exhibit 4.25

Supplemental Officers' Certificate and Guarantors' Officers' Certificate

Dated: February 4, 2013
Jeff J. Kaminski, Executive Vice President and Chief Financial Officer, and William A. (Tony) Richelieu, Vice President and Corporate Secretary (together, the “Company Officers”), of KB Home, a Delaware corporation (the “Company”), and William R. Hollinger, Vice President, and William A. (Tony) Richelieu, Secretary (together with Mr. Hollinger, the “Guarantor Officers”), of each of KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; KB HOME Sacramento Inc., a California corporation; KB HOME Reno Inc., a Nevada corporation; KB HOME Las Vegas Inc., a Nevada corporation; KB HOME Nevada Inc., a Nevada corporation; and KB HOME Lone Star Inc., a Texas corporation (the “Guarantors”), hereby certify as follows:
The undersigned, having read the appropriate provisions of the Indenture dated as of January 28, 2004 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of January 28, 2004 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of June 30, 2004 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of May 1, 2006 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of November 9, 2006 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of August 17, 2007 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture dated as of January 30, 2012 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture dated as of January 11, 2013 (the “Seventh Supplemental Indenture”; the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and all other indentures supplemental thereto, is herein called the “Indenture”), each among the Company, the Guarantors and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”), including Section 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the authentication and delivery by the Trustee of Securities of the series of the Company's 1.375% Convertible Senior Notes due 2019 in an aggregate principal amount of $30,000,000 (the “Notes”) have been complied with, certify that:
(1) the Notes constitute additional Securities of the series of the Company's 1.375% Convertible Senior Notes due 2019 initially issued by the Company on January 29, 2013;
(2) the form and terms of the Notes and the terms of the Guarantees of the Notes were established in the Officers' Certificate and Guarantors' Officers' Certificate dated January 29, 2013 pursuant to Sections 201 and 301 of the Indenture; and
(3) the form and terms of the Notes comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth

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in Section 303 of the Indenture) relating to the authentication and delivery of the Notes, have been complied with.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture. This certificate (this “Supplemental Officers' Certificate”) may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:	/s/ Jeff J. Kaminski
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Vice President and Corporate Secretary

Supplemental Officers' Certificate and Guarantors' Officers' Certificate
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By:	/s/ William R. Hollinger
William R. Hollinger
Vice President of each of the Guarantors (as such term is defined in the foregoing Notes Officers' Certificate)

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Secretary of each of the Guarantors (as such term is defined in the foregoing Notes Officers' Certificate)

Supplemental Officers' Certificate and Guarantors' Officers' Certificate
Signature Page (Over-Allotment)

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